UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2013

COLONY FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34456	27-0419483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2450 Broadway, 6th Floor Santa Monica, CA	90404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 282-8820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Results of 2013 Annual Meeting of Stockholders

On May 6, 2013, the Company held its 2013 Annual Meeting of Stockholders at which (i) directors were elected, (ii) the compensation paid to the Company’s named executive officers was approved in an advisory vote, and (iii) the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company was ratified. The proposals are described in detail in the Company’s 2013 Proxy Statement. The final results for the votes regarding each proposal are set forth below.

Election of Directors

The following persons comprising the entire previous board of directors of the Company were duly elected as directors of the Company until the 2014 Annual Meeting of Stockholders or until their successors are duly elected and qualified: Thomas J. Barrack, Jr., Richard B. Saltzman, George G. C. Parker, John A. Somers, and John L. Steffens. The table below sets forth the voting results for each director nominee:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Thomas J. Barrack, Jr.	44,312,609	3,475,395	8,896,028
Richard B. Saltzman	46,855,807	932,197	8,896,028
George G. C. Parker	44,007,108	3,780,896	8,896,028
John A. Somers	46,264,958	1,523,046	8,896,028
John L. Steffens	46,263,664	1,524,340	8,896,028

Approval (on an advisory, non-binding basis) on Executive Compensation

The Company’s stockholders approved (on an advisory, non-binding basis) the compensation of the Company’s named executive officers as described in the Compensation Discussion and Analysis and Executive Compensation Tables of the Company’s 2013 Proxy Statement. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
46,625,758	883,802	278,440	8,896,032

Ratification of Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2013

The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
55,648,286	763,440	272,306	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2013	COLONY FINANCIAL, INC.

	By:	/s/ Ronald M. Sanders
Ronald M. Sanders
Chief Legal Officer

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